CLIFFORD                                         Cliffor Chance LLP
CHANCE

EXECUTION VERSION

DATED 18 MARCH 2015
SKY GROUP FINANCE PLC (FORMERLY KNOWN AS BSKYB FINANCE UK PLC)
SKY PLC (FORMERY KNOWN BRITISH SKY BROADCASTING GROUP PLC)
THE COMPANIES DESCRIBED AS GUARANTORS HEREIN
AND
BYN MELLOM CORPORATE TRUSTEE SERVICES LIMITED

SUPPLEMENTAL TRUST DEED RELATING TO A TRUST DATED 5 SEPTEMBER 2014 IN RESPECT OF £10,000,000,000 GUARANTEED EURO MEDIUM TERM NOTE PROGRAMME

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Contents
Clause Page

1.	Definitions and Interpretation 2

2.	Amendments to the Principal Trust Deed 2

3.	Amendments to the Terms and Conditions 3

4.	Conditions Precedent 3

5.	Costs, Expenses and Indemnification 3

6.	Further Assurance 4

7.	Trust Deed 4

8.	Notices 4

9.	Counterparts 4

10.	Governing Law 4

11.	Third Party Rights 4

Schedule 1 Terms and Conditions of the Notes	6

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THIS FIRST SUPPLEMENTAL TRUST DEED is made on 18 March 2015
BETWEEN:

(1)
SKY GROUP FINANCE PLC (formerly known as BSkyB Finance UK plc) ("Sky Finance") and SKY PLC (formerly known as British Sky Broadcasting Group plc) ("Sky") (each an "Issuer" and together, the "Issuers");

(2)
SKY FINANCE, SKY, SKY UK LIMITED (formerly known as British Sky Broadcasting Limited) ("Sky UK"), SKY SUBSCRIBERS SERVICES LIMITED ("Sky Subscribers") and SKY IN-HOME SERVICE LIMITED ("Sky In-Home") (each when acting in its capacity as guarantor, an "Initial Guarantor" and together, the "Initial Guarantors");

(3)	SKY TELECOMMUNICATIONS SERVICES LIMITED ("STSL" and together with the Initial Guarantors, the "Guarantors"); and

(4)	BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED (the "Trustee").

WHEREAS:

(A)
The Issuers and the Initial Guarantors have established a programme (the "Programme") for the issuance of notes in connection with which the Issuers, the Initial Guarantors and the Trustee have entered into a trust deed (the "Principal Trust Deed") dated 5 September 2014.

(B)	As at the date hereof, Sky has the following notes outstanding under the Programme:

(i)	€1,500,000,000 1.500 per cent. Guaranteed Notes due 2021 (ISIN: XS1109741246);

(ii)	€1,000,000,000 2.500 per cent. Guaranteed Notes due 2026 (ISIN: XS1109741329);

(iii)	€850,000,000 1.875 per cent. Guaranteed Notes due 2023 (ISIN: XS1141969912);

(iv)	£450,000,000 2.875 per cent. Guaranteed Notes due 2020 (ISIN: XS1141970092);

(v)	£300,000,000 4.000 per cent. Guaranteed Notes due 2029 (ISIN: XS1141970175); and

(vi)	€400,000,000 2.750 per cent. Guaranteed Notes due 2029 (ISIN: XS1143502901),

(together, the "Existing Notes").

(C)
As a result of STSL's guarantee of other Indebtedness for borrowed money, pursuant to Clause 5.9 (Guarantees by Subsidiaries) of the Principal Trust Deed, Sky is required to procure that STSL enter into a supplemental trust deed to the Principal

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Trust Deed in order to provide a guarantee in respect of the Existing Notes. In addition, Sky In-Home has ceased to guarantee Indebtedness for borrowed money, and is therefore released from its obligations as a Guarantor of the Existing Notes pursuant to Clause 5.10 (Release of Guarantors) of the Principal Trust Deed. Accordingly, the parties hereto now wish to enter into this supplemental trust deed (the "Supplemental Trust Deed") in order to (i) accede STSL as an additional guarantor in respect of the Existing Notes and the Programme in accordance with Clause 5.9 (Guarantees by Subsidiaries) of the Principal Trust Deed and (ii) release Sky In-Home from its obligations as Guarantor in respect of the Existing Notes in accordance with Clause 5.10 (Release of Guarantors) of the Principal Trust Deed.

NOW THIS DEED WITNESSETH and it is hereby agreed and declared as follows:

1.	Definitions and Interpretation
All words and expressions defined in the Principal Trust Deed shall where the context so requires and admits have the same meaning in this Supplemental Trust Deed and the principles of interpretation specified in Clause 1 (Interpretation) of the Principal Trust Deed shall where the context so requires and admits also apply to this Supplemental Trust Deed.

2.	Amendments to the Principal Trust Deed

2.1    Guarantor Accession

2.1.1     In accordance with Clause 5.9 (Guarantees by Subsidiaries) of the Principal Trust Deed, STSL hereby agrees to be bound by the Principal Trust Deed and irrevocably and unconditionally guarantees, on the terms mutatis mutandis of Clause 5 (Guarantee and Indemnity) of the Principal Trust Deed and on a pari passu basis with its obligations as guarantor as are referred to in Clause 5.9.2 of the Principal Trust Deed, the due and punctual payment of all sums expressed to be payable by Sky under the Existing Notes and by the Issuers under the Principal Trust Deed when and as the same shall become due and payable as if STSL had been named in the Principal Trust Deed as an Initial Guarantor.

2.1.2    STSL hereby also agrees to be bound by the Principal Trust Deed and irrevocably and unconditionally guarantees, on the terms mutatis mutandis of Clause 5 (Guarantee and Indemnity) of the Principal Trust Deed and on a pari passu basis with its obligations as guarantor as are referred to in Clause 5.9.2 of the Principal Trust Deed, the due and punctual payment of all sums expressed to be payable by any of the Issuers under any notes which will be issued under the Programme from time to time.

2.2     Release of Guarantors

In accordance with Clause 5.10 (Release of Guarantors) of the Principal Trust Deed, each of the parties hereto acknowledges that with effect from the date of this Supplemental Trust Deed, Sky In-Home shall (i) be fully and unconditionally released from all obligations as a Guarantor under the Guarantee of the Existing Notes and the Principal Trust Deed which includes, for the avoidance of doubt, all obligations in

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respect of any Existing Notes outstanding at the date hereof and (ii) not be a Guarantor of notes issued under the Programme after the date hereof.

3.	Amendments to the Terms and Conditions

3.1    In respect of the Existing Notes, the third paragraph of the Terms and Conditions of the Existing Notes as set out in Schedule 2 Part C to the Principal Trust Deed shall be deemed to be deleted and replaced with the following:
"Notes issued by Sky Finance are guaranteed by Sky, Sky UK Limited (formerly known as British Sky Broadcasting Limited) (“Sky UK”), Sky Subscribers Services Limited (“Sky Subscribers”) and Sky Telecommunications Services Limited (“STSL”). Notes issued by Sky are guaranteed by Sky Finance, Sky UK, Sky Subscribers and STSL (when acting in its capacity as guarantor of the relevant Notes, each such entity and any acceding guarantor is referred to as a “Guarantor” and the Guarantors of the Notes issued by Sky Finance or Sky are together, referred to herein as the “Guarantors”) (subject to change in accordance with Condition 3(c))."
3.2    In respect of Notes issued after the date hereof, the Terms and Conditions of the Notes as set out in Schedule 2 Part C to the Principal Trust Deed are hereby deleted in their entirety and replaced with the Terms and Conditions set out in Schedule 1 hereto. Notes issued under the Programme after the date hereof shall, unless otherwise agreed by the parties hereto, be issued pursuant to the Terms and Conditions in Schedule 1.

4.	Conditions Precedent
The obligations and agreements under this Supplemental Trust Deed are conditional upon receipt by the Trustee of the following:
4.1.1    Legal Opinion: a legal opinion addressed to the Trustee, in a form and content acceptable to the Trustee, from Clifford Chance LLP as to English law;

4.1.2    Certificate of Compliance: in accordance with Clause 5.10 (Release of Guarantors) of the Principal Trust Deed, a certificate signed by two directors of each of Sky and Sky In-Home certifying that Sky In-Home has been fully and unconditionally released from all obligations under guarantees of Indebtedness for money borrowed in excess of £50,000,000 and Sky-In Home's compliance with the terms of the Principal Trust Deed; and

4.1.3    Written Request and Notice of Release; in accordance with Clause 5.10 (Release of Guarantors) of the Principal Trust Deed, a written request and notice of release of Sky-In Home from its obligations as Guarantor in respect of the Notes signed by two directors of each of Sky and Sky In-Home.

5.	Costs, Expenses and Indemnification

5.1    The Issuers shall, from time to time on demand of the Trustee, reimburse the Trustee for all properly incurred costs and expenses (including legal fees) incurred by it in connection with the negotiation, preparation and execution or purported execution of this Supplemental Trust Deed and the completion of the matters herein contemplated.

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5.2    The Issuers, failing whom each Guarantor, shall jointly and severally indemnify the Trustee and every agent or delegate against any and all losses, liabilities, costs, claims, actions or demands incurred by it or him or which may be made against it or him as a result of or in connection with the execution or purported execution of this Supplemental Trust Deed and the amendments hereby effected.

6.	Further Assurance
The Issuers, the Initial Guarantors and STSL jointly and severally undertake to the Trustee to execute all such other documents and comply with all such other requirements to effect the amendments contemplated hereby and any other matter incidental thereto as the Trustee may direct in the interests of the Noteholders.

7.	Trust Deed
This Supplemental Trust Deed is supplemental to the Principal Trust Deed and subject to the amendments to be effected to the Principal Trust Deed hereunder, the Principal Trust Deed and the Existing Notes shall remain in full force and effect and the Principal Trust Deed and this Supplemental Trust Deed shall be read and construed together as one deed.

8.	Notices

8.1    A memorandum of this Supplemental Trust Deed shall be endorsed on the original of the Principal Trust Deed by the Trustee and on the duplicate thereof by the Issuers, the Initial Guarantors and STSL.
8.2    Sky shall, as soon as practicable after the amendments set out in Clause 2 (Amendments to the Principal Trust Deed) of this Supplemental Trust Deed become effective, give notice of the amendments to the Noteholders in accordance with Condition 16 (Notices).

9.	Counterparts
This Supplemental Trust Deed may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement. This Supplemental Trust Deed shall not come into effect until each party has executed and delivered at least one counterpart.

10.	Governing Law
This Supplemental Trust Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.

11.	Third Party Rights
A person who is not party to this Supplemental Trust Deed may not enforce any terms of this Supplemental Trust Deed under the Contract (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any third party which exists or is available apart from that Act.

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IN WITNESS WHEREOF this Supplemental Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the day first before written.

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SCHEDULE 1
Terms and Conditions of the notes

The following is the text of the terms and conditions that, subject to completion in accordance with the provisions of Part A of the relevant Final Terms, shall be applicable to the Notes in definitive form (if any) issued in exchange for the Global
Note(s) or Certificate(s) representing each Series. The full text of these terms and conditions together with the relevant provisions of Part A of the Final Terms shall be endorsed on such Bearer Notes or on the Certificates relating to such Registered Notes. All capitalised terms that are not defined in these Conditions will have the meanings given to them in Part A of the relevant Final Terms. Those definitions will be endorsed on the Definitive Notes or Certificates, as the case may be. References in the Conditions to “Notes” are to the Notes of one Series only, not to all Notes that may be issued under the Programme.
Sky Group Finance plc (formerly known as BSkyB Finance UK plc) (“Sky Finance”) and Sky plc (formerly known as British Sky Broadcasting Group plc) (“Sky”) (together, the “Issuers”) have established a Euro Medium Term Note Programme (the “Programme”) for the issuance of up to £10,000,000,000 in aggregate principal amount of notes outstanding at any time (the “Notes”).Notes issued by Sky Finance are guaranteed by Sky, Sky UK Limited (formerly known as British Sky Broadcasting Limited) (“Sky UK”), Sky Subscribers Services Limited (“Sky Subscribers”) and Sky Telecommunications Services Limited (“STSL”). Notes issued by Sky are guaranteed by Sky Finance, Sky UK, Sky Subscribers and STSL (when acting in its capacity as guarantor of the relevant Notes, each such entity and any acceding guarantor is referred to as a “Guarantor” and the Guarantors of the Notes issued by Sky Finance or Sky are together, referred to herein as the “Guarantors”) (subject to change in accordance with Condition 3(c)).
The Notes are constituted by a trust deed (as amended or supplemented as at the date of issue of the Notes (the “Issue Date”), the “Trust Deed”) dated 5 September 2014 between the Issuers, the Guarantors and BNY Mellon Corporate Trustee Services Limited (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Noteholders (as defined below). These terms and conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Bearer Notes, Certificates, Coupons and Talons referred to below. An agency agreement (as amended or supplemented as at the Issue Date, the “Agency Agreement”) dated 5 September 2014 has been entered into in relation to the Notes between the Issuers, the Guarantors, the Trustee, The Bank of New York Mellon, acting through its London branch, as initial issuing and paying agent and the other agents named in it. The issuing and paying agent, the paying agents, the registrar, the transfer agents and the calculation agent(s) for the time being (if any) are referred to below respectively as the “Issuing and Paying Agent”, the “Paying Agents” (which expression shall include the Issuing and Paying Agent), the “Registrar”, the “Transfer Agents” (which expression shall include the Registrar) and the “Calculation Agent(s)”. Copies of the Trust Deed and the Agency Agreement are available for inspection during usual business hours at the principal office of the Trustee (presently at One Canada Square, London E14 5AL) and at the specified offices of the Paying Agents and the Transfer Agents.For the purposes of these terms and conditions, references to “the Issuer” are to whichever of Sky Finance or Sky is named as Issuer hereon.The Noteholders, the holders of the interest coupons (the “Coupons”) relating to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the “Talons”) (the “Couponholders”) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them of the Agency Agreement.
As used in these Conditions, “Tranche” means Notes which are identical in all respects.

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1    Form, Denomination and Title
The Notes are issued in bearer form (“Bearer Notes”, which expression includes Notes that are specified to be Exchangeable Bearer Notes), in registered form (“Registered Notes”) or in bearer form exchangeable for Registered Notes (“Exchangeable Bearer Notes”) in each case in the Specified Denomination(s) shown hereon.
Bearer Notes are in the Specified Denomination(s) with Coupons and, if specified hereon, Talons attached at the time of issue. In the case of a Series of Bearer Notes with more than one Specified Denomination, Bearer Notes of one Specified Denomination will not be exchangeable for Bearer Notes of another Specified Denomination.
Registered Notes are in the Specified Denomination(s), which may include a minimum denomination specified hereon and higher integral multiples of a smaller amount specified hereon.
Where Exchangeable Bearer Notes are issued, the Registered Notes for which they are exchangeable shall have the same Specified Denomination as the lowest denomination of Exchangeable Bearer Notes.
This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note or a combination of any of the foregoing, depending upon the Interest Basis shown hereon.
Bearer Notes are serially numbered and are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Notes in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable.
Registered Notes are represented by registered certificates (“Certificates”) and, save as provided in Condition 2(c), each Certificate shall represent the entire holding of Registered Notes by the same holder.
Title to the Bearer Notes and the Coupons and Talons shall pass by delivery. Title to the Registered Notes shall pass by registration in the register that the Issuer shall procure to be kept by the Registrar in accordance with the provisions of the Agency Agreement (the “Register”). Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note, Coupon or Talon shall be deemed to be and may be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on it (or on the Certificate representing it) or its theft or loss (or that of the related Certificate) and no person shall be liable for so treating the holder.
In these Conditions, “Noteholder” means the bearer of any Bearer Note or the person in whose name a Registered Note is registered (as the case may be), “holder” (in relation to a Note, Coupon or Talon) means the bearer of any Bearer Note, Coupon or Talon or the person in whose name a Registered Note is registered (as the case may be) and capitalised terms have the meanings given to them hereon, the absence of any such meaning indicating that such term is not applicable to the Notes.
2    Exchanges of Exchangeable Bearer Notes and Transfers of Registered Notes
(a)    Exchange of Exchangeable Bearer Notes
Subject as provided in Condition 2(f), Exchangeable Bearer Notes may be exchanged for the same nominal amount of Registered Notes at the request in writing of the relevant Noteholder and upon surrender of each Exchangeable Bearer Note to be exchanged, together with all unmatured Coupons and Talons relating to it, at the specified office of any Transfer Agent; provided, however, that where an Exchangeable Bearer Note is surrendered for exchange after the Record Date (as defined in Condition 7(b)) for any payment of interest, the Coupon in respect of that payment of interest need not be surrendered with it. Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one Specified Denomination may not be exchanged for Bearer Notes of another Specified Denomination. Bearer Notes that are not Exchangeable Bearer Notes may not be exchanged for Registered Notes.

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(b)    Transfer of Registered Notes
One or more Registered Notes may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate, (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Issuer), duly completed and executed and any other evidence as the Registrar or Transfer Agent may require. In the case of a transfer of part only of a holding of Registered Notes represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. All transfers of Notes and entries on the Register will be made subject to the detailed regulations concerning transfers of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Registrar and the Trustee. A copy of the current regulations will be made available by the Registrar to any Noteholder upon request.
(c)    Exercise of Options or Partial Redemption in Respect of Registered Notes
In the case of an exercise of an Issuer’s or Noteholders’ option in respect of, or a partial redemption of, a holding of Registered Notes represented by a single Certificate, a new Certificate shall be issued to the holder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. In the case of a partial exercise of an option resulting in Registered Notes of the same holding having different terms, separate Certificates shall be issued in respect of those Notes of that holding that have the same terms. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding.
(d)    Delivery of New Certificates
Each new Certificate to be issued pursuant to Conditions 2(a), (b) or (c) shall be available for delivery within three business days of receipt of the request for exchange, form of transfer or Exercise Notice (as defined in Condition 6(e)) and surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such request for exchange, form of transfer, Exercise Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant request for exchange, form of transfer, Exercise Notice or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Transfer Agent the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 2(d), “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be).
(e)    Exchange Free of Charge
Exchange and transfer of Notes and Certificates on registration, transfer, exercise of an option or partial redemption shall be effected without charge by or on behalf of the Issuer, the Registrar or the Transfer Agents, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require).
(f)    Closed Periods
No Noteholder may require the transfer of a Registered Note to be registered or an Exchangeable Bearer Note to be exchanged for one or more Registered Note(s) (i) during the period of 15 days ending on the due date for redemption of that Note,

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(ii) during the period of 15 days prior to any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 6(d), (iii) after any such Note has been called for redemption or (iv) during the period of seven days ending on (and including) any Record Date. An Exchangeable Bearer Note called for redemption may, however, be exchanged for one or more Registered Note(s) in respect of which the Certificate is simultaneously surrendered not later than the relevant Record Date.
3    Guarantee and Status
(a)    Guarantee
Each relevant Guarantor has unconditionally and irrevocably guaranteed the due payment of all sums expressed to be payable by the relevant Issuer under the Trust Deed, the Notes and Coupons. Each Guarantor’s obligations in that respect (the “Guarantee”) are contained in the Trust Deed. The Guarantors’ obligations are joint and several.
(b)    Status of Notes and Guarantees
The Notes and the Coupons relating to them constitute (subject to Condition 4) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Notes and the Coupons relating to them and of the relevant Guarantors under the Guarantee shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 4, at all times rank at least equally with all other unsecured and unsubordinated indebtedness and monetary obligations of the Issuer and the relevant Guarantors, respectively, present and future.
(c)    Guarantees by Subsidiaries
Sky shall procure that, as long as any Note comprising a Series issued by the Issuer remains outstanding:
(1)    to the extent that, after the first Tranche of the Notes comprising such Series is issued, any Subsidiary that is not a Guarantor issues any guarantee of any Indebtedness for money borrowed in excess of £50,000,000; and
(2)    for so long as any Subsidiary is or becomes a guarantor of Indebtedness pursuant to the terms of the 2005 Bonds, the 2008 Bonds, the 2012 Bonds or for moneys borrowed under the Revolving Credit Facility,
Sky will cause such Subsidiary to enter into a supplemental trust deed to the Trust Deed pursuant to which it shall agree irrevocably and unconditionally to guarantee on the terms mutatis mutandis of Clause 5 of the Trust Deed and on a pari passu basis with such Subsidiary’s obligations as guarantor as are referred to in sub-paragraph (2) above the due and punctual payment of all sums expressed to be payable by the relevant Issuer under the Trust Deed, the Notes and Coupons when and as the same shall become due and payable.
In the event that any Guarantor (other than Sky Finance, Sky, Sky UK and Sky Subscribers) shall have been fully and unconditionally released from all obligations under guarantees of Indebtedness for money borrowed in excess of £50,000,000, such Guarantor shall be deemed released from all obligations under its Guarantee without any further action required on the part of the Trustee, any Noteholder or any Couponholder.
Any such Guarantor not so released shall remain irrevocably and unconditionally liable for its obligations under its Guarantee. The Trustee shall make available for delivery an appropriate instrument evidencing any such release upon receipt of (i) a written request from each of the relevant Issuer and such Guarantor, and (ii) a certificate signed by two directors of each of the Issuer and such Guarantor certifying as to such Guarantor’s compliance with the terms of the Trust Deed.
4    Negative Pledge

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None of Sky Finance, Sky and any Subsidiary will create, assume, incur or suffer to exist any Lien on all or any part of their respective present or future undertaking, assets, rights or revenues (including any uncalled capital) to secure Relevant Indebtedness without (a) contemporaneously therewith or prior thereto taking any and all action necessary to secure the Notes and the Coupons equally and rateably therewith or (b) providing such security for the Notes either as the Trustee in its absolute discretion deems not materially less beneficial to the interests of Noteholders or as is approved by an Extraordinary Resolution of Noteholders.
5    Interest and other Calculations
(a)    Interest on Fixed Rate Notes
Each Fixed Rate Note bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date specified hereon. The amount of interest payable shall be determined in accordance with Condition 5(f).
(b)    Interest on Floating Rate Notes
(i)    Interest Payment Dates
Each Floating Rate Note bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(f). Such Interest Payment Date(s) is/are either shown hereon as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are shown hereon, Interest Payment Date shall mean each date which falls the number of months or other period shown hereon as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.
(ii)    Business Day Convention
If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified is (A) the Floating Rate Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (B) the Following Business Day Convention, such date shall be postponed to the next day that is a Business Day, (C) the Modified Following Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day or (D) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day.
(iii)    Rate of Interest
The Rate of Interest in respect of Floating Rate Notes for each Interest Accrual Period shall be determined in the manner specified hereon and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified hereon.
(A)    ISDA Determination
Where ISDA Determination is specified hereon as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate. For the purposes of this sub-paragraph (A), “ISDA Rate”

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for an Interest Accrual Period means a rate equal to the Floating Rate that would be determined by the Calculation Agent under a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(x)    the Floating Rate Option is as specified hereon;
(y)    the Designated Maturity is a period specified hereon; and
(z)    the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified hereon.
For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Reset Date” and “Swap Transaction” have the meanings given to those terms in the ISDA Definitions.
(B)    Screen Rate Determination
(x)    Where Screen Rate Determination is specified hereon as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period will, subject as provided below, be either:
(1)    the offered quotation; or
(2)    the arithmetic mean of the offered quotations,
(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at either 11.00 a.m. (London time in the case of LIBOR or Brussels time in the case of EURIBOR) on the Interest Determination Date in question as determined by the Calculation Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean of such offered quotations;
(y)    if the Relevant Screen Page is not available or if, sub-paragraph (x)(1) applies and no such offered quotation appears on the Relevant Screen Page or if sub-paragraph (x)(2) above applies and fewer than two such offered quotations appear on the Relevant Screen Page in each case as at the time specified above, subject as provided below, the Calculation Agent shall request, if the Reference Rate is LIBOR, the principal London office of each of the Reference Banks or, if the Reference Rate is EURIBOR, the principal Euro-zone office of each of the Reference Banks, to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time), or if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Accrual Period shall be the arithmetic mean of such offered quotations as determined by the Calculation Agent; and
(z)    if paragraph (y) above applies and the Calculation Agent determines that fewer than two Reference Banks are providing offered quotations, subject as provided below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) as communicated to (and at the request of) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks were offered, if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time) or, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, or, if fewer than

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two of the Reference Banks provide the Calculation Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time) or, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time), on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, provided that, if the Rate of Interest cannot be determined for an Interest Accrual Period in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall (until such time as an alternative method for determining the Rate of Interest shall be determined by the Issuer and a financial adviser (as appointed by the Issuer) with such determination being notified in writing by the Issuer to the Trustee and the Noteholders) be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period).
(c)    Zero Coupon Notes
Where a Note the Interest Basis of which is specified to be Zero Coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Note. As from the Maturity Date, the Rate of Interest for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as described in Condition 6(b)(i)).
(d)    Accrual of Interest
Interest shall cease to accrue on each Note on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (both before and after judgment) at the Rate of Interest in the manner provided in this Condition 5 to the Relevant Date (as defined in Condition 8).
(e)    Margin, Maximum/Minimum Rates of Interest and Redemption Amounts and Rounding
(i)    If any Margin is specified hereon (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with Condition 5(b) above by adding (if a positive number) or subtracting the absolute value (if a negative number) of such Margin, subject always to the next paragraph.
(ii)    If any Maximum or Minimum Rate of Interest or Redemption Amount is specified hereon, then any Rate of Interest or Redemption Amount shall be subject to such maximum or minimum, as the case may be.
(iii)    For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes “unit” means the lowest amount of such currency that is available as legal tender in the country or countries, as the case may be, of such currency.

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(f)    Calculations
The amount of interest payable per Calculation Amount in respect of any Note for any Interest Accrual Period shall be equal to the product of the Rate of Interest, the Calculation Amount specified hereon, and the Day Count Fraction for such Interest Accrual Period, unless an Interest Amount (or a formula for its calculation) is applicable to such Interest Accrual Period, in which case the amount of interest payable per Calculation Amount in respect of such Note for such Interest Accrual Period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable per Calculation Amount in respect of such Interest Period shall be the sum of the Interest Amounts payable in respect of each of those Interest Accrual Periods. In respect of any other period for which interest is required to be calculated, the provisions above shall apply save that the Day Count Fraction shall be for the period for which interest is required to be calculated.
(g)    Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts and Optional Redemption Amounts
The Calculation Agent shall, as soon as practicable on each Interest Determination Date, or such other time on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, determine such rate and calculate the Interest Amounts for the relevant Interest Accrual Period, calculate the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, obtain such quotation or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period and the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount or any Optional Redemption Amount to be notified to the Trustee, the Issuer, each of the Paying Agents, the Noteholders, any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information and, if the Notes are listed on a stock exchange and the rules of such exchange or other relevant authority so require, such exchange or other relevant authority as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 5(b)(ii), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Trustee by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Notes become due and payable under Condition 10, the accrued interest and the Rate of Interest payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made unless the Trustee otherwise requires. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties.
(h)    Calculation Agent
The Issuer shall procure that there shall at all times be one or more Calculation Agents if provision is made for them hereon and for so long as any Note is outstanding (as defined in the Trust Deed). Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under the Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Accrual Period or to calculate any Interest Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Issuer shall appoint a leading bank or financial institution

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engaged in the interbank market that is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid.
(i)    Determinations of Calculation Agent binding
All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 5 by the Calculation Agent shall (in the absence of manifest error, wilful default or negligence) be final and binding upon all parties and (in the absence as aforesaid) no liability to the Noteholders, the Issuer or any other party shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of any of its powers, duties and discretions hereunder.
6    Redemption, Purchase and Options
(a)    Final Redemption
Unless previously redeemed, purchased and cancelled as provided in this Condition 6, each Note shall be finally redeemed on the Maturity Date specified hereon at its Final Redemption Amount (which, unless otherwise provided hereon, is its nominal amount).
(b)    Early Redemption
(i)    Zero Coupon Notes
(A)    The Early Redemption Amount payable in respect of any Zero Coupon Note, upon redemption of such Note pursuant to Condition 6(c) or upon it becoming due and payable as provided in Condition 10 shall be the “Amortised Face Amount” (calculated as provided below) of such Note unless otherwise specified hereon.
(B)    Subject to the provisions of sub-paragraph (C) below, the Amortised Face Amount of any such Note shall be the scheduled Final Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is shown hereon, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually.
(C)    If the Early Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 6(c) or upon it becoming due and payable as provided in Condition 10 is not paid when due, the Early Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in sub-paragraph (B) above, except that such sub-paragraph shall have effect as though the date on which the Note becomes due and payable were the Relevant Date. The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (both before and after judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 5(c).
Where such calculation is to be a made for a period of less than one year, it shall be made on the basis of the Day Count Fraction shown hereon.
(ii)    Other Notes
The Early Redemption Amount payable in respect of any Note (other than Notes described in (i) above), upon redemption of such Note pursuant to Condition 6(c) or upon it becoming due and payable as provided in Condition 10, shall be the Final Redemption Amount unless otherwise specified hereon.
(c)    Redemption for Taxation Reasons

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The Notes may be redeemed at the option of the Issuer in whole, but not in part, on any Interest Payment Date (if this Note is a Floating Rate Note) or at any time (if this Note is not a Floating Rate Note), on giving not less than 30 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable) at their Early Redemption Amount (as described in Condition 6(b) above) (together with interest accrued to the date fixed for redemption), if (i) the Issuer (or, if the Guarantee were called, the relevant Guarantor(s)) satisfies or satisfy, as the case may be, the Trustee immediately before the giving of such notice that it has or will or they have or will, as the case may be, become obliged to pay additional amounts as described under Condition 8 as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which the first Tranche of the Notes is issued, and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor(s), as the case may be) taking reasonable measures available to it or them, as the case may be, provided, however, that no such notice of redemption shall be given earlier than:
(i)    where the Notes may be redeemed at any time, 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obliged to pay such additional amounts if a payment in respect of the Notes were then due or (as the case may be) a demand under the Guarantee of the Notes were then made; or
(ii)    where the Notes may be redeemed only on an Interest Payment Date, 60 days prior to the Interest Payment Date occurring immediately before the earliest date on which the Issuer or the relevant Guarantor would be obliged to pay such additional amounts if a payment in respect of the Notes were then due or (as the case may be) a demand under the Guarantee of the Notes were then made.
Before the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee a certificate signed by two directors of the Issuer (or the relevant Guarantor(s), as the case may be) stating that the obligation referred to in (i) above cannot be avoided by the Issuer (or the relevant Guarantor(s), as the case may be) taking reasonable measures available to it or them, as the case may be, and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in (ii) above in which event it shall be conclusive and binding on Noteholders and Couponholders.
(d)    Redemption at the Option of the Issuer
If Call Option is specified hereon, the Issuer may, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Noteholders (or such other notice period as may be specified hereon) redeem all or, if so provided, some of the Notes on any Optional Redemption Date. Any such redemption of Notes shall be at their Optional Redemption Amount specified hereon together with interest accrued to the date fixed for redemption. Any such redemption or exercise must relate to Notes of a nominal amount at least equal to the Minimum Redemption Amount to be redeemed specified hereon and no greater than the Maximum Redemption Amount to be redeemed specified hereon.
All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition.
In the case of a partial redemption, the notice to Noteholders shall also contain the certificate numbers of the Bearer Notes, or, in the case of Registered Notes, shall specify the nominal amount of Registered Notes drawn and the holder(s) of such Registered Notes, to be redeemed, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws and stock exchange or other relevant authority requirements.
If Make-Whole Amount is specified hereon as the Optional Redemption Amount, the Optional Redemption Amount shall be equal to the higher of (i) 100 per cent. of the nominal amount of the Notes to be redeemed

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and (ii) the nominal amount of the Notes to be redeemed multiplied by the price (expressed as a percentage and rounded to four decimal places with 0.00005 being rounded upwards) at which the Gross Redemption Yield on such Notes on the Reference Date is equal to the Gross Redemption Yield at the Quotation Time on the Reference Date of the Reference Bond, plus the Redemption Margin, all as determined by the Financial Adviser.
In this Condition 6(d):
“Financial Adviser” means an independent financial adviser selected and appointed by the Issuer after consultation with the Trustee.
“Gross Redemption Yield” means a yield calculated in accordance with generally accepted market practice at such time, as advised to the Issuer and Trustee by the Financial Adviser.
“Quotation Time” has the meaning as specified hereon.
“Redemption Margin” has the meaning as specified hereon.
“Reference Bond” shall be the security as specified hereon or, where the Financial Adviser advises the Issuer and Trustee that, for reasons of illiquidity or otherwise, such security is not appropriate for such purpose, such other government stock as such Financial Adviser may recommend.
“Reference Date” shall be set out in the relevant notice of redemption.
All notifications, opinions, determinations, certifications, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 6(d) by the Financial Adviser, shall (in the absence of negligence, wilful default or manifest error) be binding on the Issuer, the Trustee, the Paying Agents, the Registrar, the Transfer Agents and all holders.
(e)    Redemption at the Option of Noteholders
If Put Option is specified hereon, the Issuer shall, at the option of the holder of any such Note, upon the holder of such Note giving not less than 15 nor more than 30 days’ notice to the Issuer (or such other notice period as may be specified hereon) redeem such Note on the Optional Redemption Date(s) at its Optional Redemption Amount together with interest accrued to the date fixed for redemption.
To exercise such option the holder must deposit (in the case of a Bearer Note) such Note (together with all unmatured Coupons and unexchanged Talons) with any Paying Agent or (in the case of a Registered Note) the Certificate representing such Note(s) with the Registrar or any Transfer Agent at its specified office, together with a duly completed option exercise notice (“Exercise Notice”) in the form obtainable from any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the notice period. No Note or Certificate so deposited and option so exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Issuer.
(f)    [Intentionally left blank]
(g)    Redemption at the Option of Noteholders on a Change of Control Put Event
If a Change of Control Put Option is specified hereon and a Change of Control Put Event occurs, the holder of each Note will have the option (a “Change of Control Put Option”) (unless prior to the giving of the relevant Change of Control Put Event Notice (as defined below) the Issuer has given notice of redemption under Condition 6(c), 6(d) or 6(f)) to require the Issuer to redeem or, at the Issuer’s option, purchase (or procure the purchase of) that Note on the Optional Redemption Date (as defined below) at the Optional Redemption Amount specified hereon together with interest accrued to (but excluding) the Optional Redemption Date.

A “Change of Control Put Event” will be deemed to occur if:

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(i)    any person or any persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006 (as amended)) whose shareholders are or are to be substantially similar to the pre-existing shareholders of the Issuer, shall become interested (within the meaning of Part 22 of the Companies Act 2006 (as amended)) in (A) more than 50 per cent. of the issued or allotted ordinary share capital of the Issuer or (B) shares in the capital of the Issuer carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of the Issuer (each such event being, a “Change of Control”); and
(ii)    on the date (the “Relevant Announcement Date”) that is the earlier of (1) the date of the first public announcement of the relevant Change of Control and (2) the date of the earliest Relevant Potential Change of Control Announcement (if any), the Notes carry from any Rating Agency:
(A)    an investment grade credit rating (Baa3/BBB-, or equivalent, or better), and such rating from any Rating Agency is, within the Change of Control Period, either downgraded to a non-investment grade credit rating (Ba1/BB+, or equivalent, or worse) (a “Non-Investment Grade Rating”) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an investment grade credit rating by such Rating Agency; or
(B)    a Non-Investment Grade Rating and such rating from any Rating Agency is, within the Change of Control Period, either downgraded by one or more notches (by way of example, Ba1 to Ba2 being one notch) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to its earlier credit rating or better by such Rating Agency; or
(C)    no credit rating and a Negative Rating Event also occurs within the Change of Control Period, provided that if at the time of the occurrence of the Change of Control the Notes carry a credit rating from more than one Rating Agency, at least one of which is investment grade, then sub paragraph (A) will apply; and
(iii)    in making any decision to downgrade or withdraw a credit rating pursuant to paragraphs (A) and (B) above or not to award a credit rating of at least investment grade as described in paragraph (ii) of the definition of Negative Rating Event, the relevant Rating Agency announces publicly or confirms in writing to the Issuer that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement.
Within 30 days after the Issuer becoming aware that a Change of Control Put Event has occurred the Issuer shall notify the Trustee in writing and shall, and if so requested by the holders of at least one-quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders, the Trustee shall, (subject to the Trustee being indemnified and/or secured and/or prefunded to its satisfaction) give notice (a “Change of Control Put Event Notice”) to the Noteholders in accordance with Condition 16 specifying the nature of the Change of Control Put Event and the procedure for exercising the Change of Control Put Option.
To exercise the Change of Control Put Option, the holder of a Bearer Note must deliver such Note at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the period (the “Change of Control Put Period”) of 45 days after a Change of Control Put Event Notice is given, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent (an “Exercise Notice”). The Note should be delivered together with all Coupons appertaining thereto maturing after the date which is seven days after the expiration of the Change of Control Put Period (the “Optional Redemption Date”), failing which the Paying Agent will require payment from or on behalf of the Noteholder of an amount equal to the face value of any missing such Coupon. Any amount so paid will be reimbursed by the Paying Agent to the Noteholder against presentation and surrender of the relevant missing Coupon (or any

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replacement therefor issued pursuant to Condition 14) at any time after such payment, but before the expiry of the period of five years from the date on which such Coupon would have become due, but not thereafter. The Paying Agent to which such Note and Exercise Notice are delivered will issue to the Noteholder concerned a non-transferable receipt in respect of the Note so delivered. Payment in respect of any Note so delivered will be made, if the holder duly specified a bank account in the Exercise Notice to which payment is to be made, on the Optional Redemption Date by transfer to that bank account and, in every other case, on or after the Optional Redemption Date against presentation and surrender or (as the case may be) endorsement of such receipt at the specified office of any Paying Agent. An Exercise Notice, once given, shall be irrevocable. For the purposes of these Conditions, receipts issued pursuant to this Condition 6(g) shall be treated as if they were Notes.
To exercise the Change of Control Put Option, the holder of a Registered Note must deposit the Certificate evidencing such Note(s) with the Registrar or any Transfer Agent at its specified office, together with a duly signed and completed Exercise Notice obtainable from the Registrar or any Transfer Agent within the Change of Control Put Period. No Certificate so deposited and option so exercised may be withdrawn without the prior consent of the Issuer. Payment in respect of any Certificate so deposited will be made, if the holder duly specified a bank account in the Exercise Notice to which payment is to be made, on the Optional Redemption Date by transfer to that bank account and, in every other case, by cheque drawn on a bank and mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register.
The Issuer shall redeem or purchase (or procure the purchase of) the Notes in respect of which the Change of Control Put Option has been validly exercised in accordance with the provisions of this Condition 6(g) on the Optional Redemption Date unless previously redeemed (or purchased) and cancelled.
Any Exercise Notice shall be irrevocable except where prior to the Optional Redemption Date an Event of Default shall have occurred and be continuing in which event such holder, at its option, may elect by notice to the Issuer to withdraw the Exercise Notice and instead to declare such Note forthwith due and payable pursuant to Condition 10.
If 80 per cent. or more in principal amount of the Notes then outstanding have been redeemed or purchased pursuant to this Condition 6(g), the Issuer may, on giving not less than 30 nor more than 60 days’ notice to the Noteholders (such notice being given within 30 days after the Optional Redemption Date), redeem or purchase (or procure the purchase of), at its option, all but not some only of the remaining outstanding Notes at their principal amount, together with interest accrued to (but excluding) the date fixed for such redemption or purchase.
If the rating designations employed by any of Moody’s, S&P or Fitch are changed from those which are described in paragraph (ii) of the definition of “Change of Control Put Event”, or if a rating is procured from a Substitute Rating Agency, the Issuer shall determine, with the agreement of the Trustee, the rating designations of Moody’s, S&P or Fitch or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Moody’s, S&P or Fitch and this Condition 6(g) shall be construed accordingly. Such determinations shall be binding on all parties.
The Trustee, the Paying Agents and the Transfer Agents are under no obligation to ascertain whether a Change of Control Put Event or Change of Control or any event which could lead to the occurrence of or could constitute a Change of Control Put Event or Change of Control has occurred, or to seek any confirmation from any Rating Agency pursuant to the definition of Negative Rating Event, and, until they shall have actual knowledge or express notice pursuant to the Trust Deed or the Agency Agreement, as the case may be, to the contrary, the Trustee, the Paying Agents and the Transfer Agents may assume that no Change of Control Put Event or Change of Control or other such event has occurred.
(h)    Purchases

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The Issuer, the relevant Guarantors and any of their subsidiaries may at any time purchase Notes (provided that all unmatured Coupons and unexchanged Talons relating thereto are attached thereto or surrendered therewith) in the open market or otherwise at any price.
(i)    Cancellation
All Notes purchased by or on behalf of the Issuer, the relevant Guarantors or any of their subsidiaries may be surrendered for cancellation, in the case of a Bearer Note, by surrendering such Note together with all unmatured Coupons and all unexchanged Talons to the Issuing and Paying Agent and, in the case of a Registered Note, by surrendering the Certificate representing such Notes to the Registrar and, in each case, if so surrendered, shall, together with all Notes redeemed by the Issuer, be cancelled forthwith (together with all unmatured Coupons and unexchanged Talons attached thereto or surrendered therewith). Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer and the relevant Guarantors in respect of any such Notes shall be discharged.
7    Payments and Talons
(a)    Bearer Notes
Payments of principal and interest in respect of Bearer Notes shall, subject as mentioned below, be made against presentation and surrender of the Notes (in the case of all other payments of principal and, in the case of interest, as specified in Condition 7(f)(v)) or Coupons (in the case of interest, save as specified in Condition 7(f)(ii)), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the relevant currency drawn on, or, at the option of the holder, by transfer to an account denominated in such currency with, a Bank. For the purpose of this Condition 7, “Bank” means a bank in the principal financial centre for such currency or, in the case of euro, a bank which has access to the TARGET System.
(b)    Registered Notes
(i)    Payments of principal in respect of Registered Notes shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in paragraph (ii) below.
(ii)    Interest on Registered Notes shall be paid to the person shown on the Register at the close of business on the fifteenth day before the due date for payment thereof (the “Record Date”). Payments of interest on each Registered Note shall be made in the relevant currency by cheque drawn on a Bank and mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date, such payment of interest may be made by transfer to an account in the relevant currency maintained by the payee with a Bank.
(c)    Payments in the United States
Notwithstanding the foregoing, if any Bearer Notes are denominated in U.S. dollars, payments in respect thereof may be made at the specified office of any Paying Agent in New York City in the same manner as aforesaid if (i) the Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Notes in the manner provided above when due, (ii) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (iii) such payment is then permitted by United States law, without involving, in the opinion of the Issuer, any adverse tax consequence to the Issuer.
(d)    Payments subject to Fiscal Laws

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Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8. No commissions or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.
(e)    Appointment of Agents
The Issuing and Paying Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent initially appointed by the Issuer and the relevant Guarantors and their respective specified offices are listed below. The Issuing and Paying Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent act solely as agents of the Issuer and the relevant Guarantors and do not assume any obligation or relationship of agency or trust for or with any Noteholder or Couponholder. The Issuer and the relevant Guarantors reserve the right at any time with the approval of the Trustee to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent, the Registrar, any Transfer Agent or the Calculation Agent(s) and to appoint additional or other Paying Agents or Transfer Agents, provided that the Issuer shall at all times maintain (i) an Issuing and Paying Agent, (ii) a Registrar in relation to Registered Notes, (iii) a Transfer Agent in relation to Registered Notes, (iv) one or more Calculation Agent(s) where the Conditions so require, (v) Paying Agents having specified offices in at least two major European cities, (vi) such other agents as may be required by any other stock exchange on which the Notes may be listed in each case, as approved by the Trustee and (vii) a Paying Agent with a specified office in a European Union Member State that will not be obliged to withhold or deduct tax pursuant to any law implementing European Council Directive 2003/48/EC (as amended from time to time) or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000.
In addition, the Issuer and the relevant Guarantors shall forthwith appoint a Paying Agent in New York City in respect of any Bearer Notes denominated in U.S. dollars in the circumstances described in paragraph (c) above.
Notice of any such change or any change of any specified office shall promptly be given to the Noteholders.
(f)    Unmatured Coupons and unexchanged Talons
(i)    Upon the due date for redemption of Bearer Notes which comprise Fixed Rate Notes they should be surrendered for payment together with all unmatured Coupons (if any) relating thereto, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) shall be deducted from the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, due for payment. Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 9).
(ii)    Upon the due date for redemption of any Bearer Note comprising a Floating Rate Note, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them.
(iii)    Upon the due date for redemption of any Bearer Note, any unexchanged Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon.
(iv)    Where any Bearer Note that provides that the relative unmatured Coupons are to become void upon the due date for redemption of those Notes is presented for redemption without all unmatured Coupons, and

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where any Bearer Note is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require.
(v)    If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Bearer Note or Certificate representing it, as the case may be. Interest accrued on a Note that only bears interest after its Maturity Date shall be payable on redemption of such Note against presentation of the relevant Note or Certificate representing it, as the case may be.
(g)    Talons
On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Bearer Note, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Paying Agent in exchange for a further Coupon sheet (and if necessary another Talon for a further Coupon sheet) (but excluding any Coupons that may have become void pursuant to Condition 9).
(h)    Non-Business Days
If any date for payment in respect of any Note or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, “business day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in the relevant place of presentation, in such jurisdictions as shall be specified as “Financial Centres” hereon and:
(i)    (in the case of a payment in a currency other than euro) where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which foreign exchange transactions may be carried on in the relevant currency in the principal financial centre of the country of such currency; or
(ii)    (in the case of a payment in euro) which is a TARGET Business Day.
8    Taxation
All payments of principal and interest by or on behalf of the Issuer or the relevant Guarantors in respect of the Notes and the Coupons or under the Guarantee shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer or, as the case may be, the relevant Guarantors shall pay such additional amounts as shall result in receipt by the Noteholders and Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Note or Coupon:
(a)    Other connection
to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of the Note or Coupon; or
(b)    Presentation more than 30 days after the Relevant Date
presented (or in respect of which the Certificate representing it is presented) for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting it for payment on the thirtieth day; or
(c)    Payment to individuals

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where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing European Council Directive 2003/48/EC (as amended from time to time) or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000; or
(d)    Payment by another Paying Agent
(except in the case of Registered Notes) presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union.
Notwithstanding anything to the contrary in the preceding paragraph, none of the Issuer, any Paying Agent or any other person shall be required to pay any additional amounts with respect to any withholding or deduction imposed on or in respect of any Note pursuant to Section 1471 to 1474 of the U.S. Internal Revenue Code of 1986 (“FATCA”), any treaty, law, regulation or other official guidance implementing FATCA, or any agreement between the Issuer, a Paying Agent or any other person and the United States, any other jurisdiction, or any authority of any of the foregoing implementing FATCA.
As used in these Conditions, “Relevant Date” in respect of any Note or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note (or relevant Certificate) or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) “principal” shall be deemed to include any premium payable in respect of the Notes, all Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 or any amendment or supplement to it, (ii) “interest” shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 5 or any amendment or supplement to it and (iii) “principal” and/or “interest” shall be deemed to include any additional amounts that may be payable under this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed.
9    Prescription
Claims against the Issuer and/or the relevant Guarantors for payment in respect of the Notes and Coupons (which, for this purpose, shall not include Talons) shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them.
10    Events of Default
If any of the following events (“Events of Default”) occurs and is continuing, the Trustee at its discretion may, and if so requested by holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall, subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction, give notice to the Issuer that the Notes are, and they shall immediately become, due and payable at their Early Redemption Amount together with accrued interest:
(a)    Non-Payment
default is made for more than (i) 30 days (in the case of interest or payments of principal in respect of Zero Coupon Notes other than any payment in respect of principal due prior to the Maturity Date of a Zero Coupon Note as a result of the exercise of any call or put option) or (ii) seven days (in the case of principal including any payment in respect of principal due prior to the Maturity Date of a Zero Coupon Note as a result of the exercise of any call or put option but not other payments of principal on Zero Coupon Notes),

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in each case in the payment on the due date of interest or principal, as the case may be, in respect of any of the Notes; or
(b)    Breach of Other Obligations
the Issuer or any relevant Guarantor does not perform or comply with any one or more of its other obligations in the Notes or the Trust Deed which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within 60 days after notice of such default shall have been given to the Issuer or such Guarantor by the Trustee; or
(c)    Cross-Acceleration
any other present or future Indebtedness for money borrowed or raised by the Issuer or the relevant Guarantors or any Subsidiary becomes due and payable prior to its stated maturity by reason of any event of default (howsoever described) without, except in the case of Indebtedness in respect of the 2005 Bonds, the 2008 Bonds or the 2012 Bonds, such Indebtedness having been discharged, or such acceleration having been rescinded or annulled within a period of 10 days after the date on which the Issuer gives notice to the Trustee of such acceleration as required by the Trust Deed, provided that the aggregate amount of the relevant Indebtedness equals or exceeds the greater of U.S.$75,000,000 or its equivalent and 5 per cent. of Consolidated Net Tangible Assets (in each case as reasonably determined by the Trustee); or
(d)    Failure to pay other Indebtedness on Maturity
the failure to pay at stated maturity (or, if later, the expiration of any relevant grace period) any other Indebtedness for money borrowed of the Issuer or any Guarantor or any Subsidiary provided that (i) except in the case of Indebtedness in respect of the 2005 Bonds, the 2008 Bonds or the 2012 Bonds, no Event of Default shall occur under this paragraph unless the relevant amount remains unpaid for a period of 10 days after the date on which the Issuer gives notice to the Trustee of such failure to pay as required by the Trust Deed and (ii) the aggregate amount of the relevant Indebtedness equals or exceeds the greater of U.S.$75,000,000 or its equivalent and 5 per cent. of Consolidated Net Tangible Assets (in each case as reasonably determined by the Trustee); or
(e)    Enforcement Proceedings
a final judgment (from which no appeal is possible) is given or order made against the Issuer and/or any relevant Guarantors by a court of competent jurisdiction in an aggregate amount in excess of the greater of U.S.$75,000,000 or its equivalent and 5 per cent. of Consolidated Net Tangible Assets (in each case as reasonably determined by the Trustee) and is not discharged or stayed within 60 days; or
(f)    Insolvency
the entry by a competent court having jurisdiction of (i) a decree, judgment or order for relief in respect of the Issuer or any Guarantor in an involuntary case or proceeding (including winding up proceedings) under any applicable United Kingdom insolvency law or (ii) a decree, judgment or order adjudging the Issuer or any Guarantor insolvent, or approving as properly filed a petition seeking the arrangement, adjustment or composition of or in respect of the Issuer or any Guarantor under any applicable United Kingdom insolvency law, or appointing a receiver, liquidator, administrator or other similar official of the Issuer or any Guarantor or of all or, in the opinion of the Trustee, any substantial part of their respective property, and the continuance of any such decree, judgment or order for relief referred to in (i) above or any such other decree, judgment or order referred to in (ii) above unstayed and in effect for a period of 60 consecutive days; or
(g)    Consent to Insolvency
the commencement by the Issuer or the Guarantors of a voluntary case or proceeding under any applicable United Kingdom insolvency law or the commencement of any insolvency case or proceeding, or the

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consent by the Issuer or any Guarantor to the entry of a decree or order for relief in respect of the Issuer or the Guarantors in an involuntary case or proceeding under any applicable United Kingdom insolvency law or to the commencement of any insolvency case or proceeding against them, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, administrator or other similar official of the Issuer or the Guarantors or of all or, in the opinion of the Trustee, any substantial part of their property, or the making by any of them of an assignment for the benefit of creditors generally, or the admission by any of them in writing of its inability to pay its debts generally as they become due; or
(h)    Guarantees
the Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect, provided that in the case of paragraphs (b), (c) and (e) (in so far as its relates to any of the events mentioned in relation to paragraphs (b), (c) or (e) only), the Trustee shall have certified that in its opinion such event is materially prejudicial to the interests of the Noteholders.
11    Meetings of Noteholders, Modification, Waiver and Substitution
(a)    Meetings of Noteholders
The Trust Deed contains provisions for convening meetings of Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by Noteholders holding not less than 10 per cent. in nominal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution shall be two or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting two or more persons being or representing Noteholders whatever the nominal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to amend the dates of maturity or redemption of the Notes or any date for payment of interest or Interest Amounts on the Notes, (ii) to reduce or cancel the nominal amount of, or any premium payable on redemption of, the Notes, (iii) to reduce the rate or rates of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes, (iv) if a Minimum and/or a Maximum Rate of Interest or Redemption Amount is shown hereon, to reduce any such Minimum and/or Maximum, (v) to vary any method of, or basis for, calculating the Final Redemption Amount, the Early Redemption Amount or the Optional Redemption Amount, including the method of calculating the Amortised Face Amount, (vi) to vary the currency or currencies of payment or denomination of the Notes, (vii) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution, or (viii) to modify or cancel the Guarantee, in which case the necessary quorum shall be two or more persons holding or representing not less than 75 per cent., or at any adjourned meeting not less than 25 per cent., in nominal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders.
(b)    Modification and waiver
The Trustee may agree, without the consent of the Noteholders or Couponholders, to (i) any modification of any of the provisions of these Conditions or the Trust Deed that is in its opinion of a formal, minor or technical nature or is made to correct a manifest error, and (ii) any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of these Conditions or the Trust Deed that is in the opinion of the Trustee not materially prejudicial to the interests of the Noteholders. Any such modification, authorisation or waiver shall be binding on the Noteholders and the Couponholders and, if the Trustee so requires, such modification shall be notified to the Noteholders as soon as practicable.

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(c)    Substitution
The Trust Deed contains provisions permitting the Trustee to agree, subject to such amendment of the Trust Deed and such other conditions as the Trustee may require, but without the consent of the Noteholders or the Couponholders, to (i) the substitution of the Issuer’s successor in business or any subsidiary of the Issuer or its successor in business in place of the Issuer or of any previously substituted company or (ii) the substitution of any relevant Guarantor’s successor in business in place of such Guarantor or of any previous substituted company, under the Trust Deed and the Notes. In the case of such a substitution the Trustee may agree, without the consent of the Noteholders or the Couponholders, to a change of the law governing the Notes, the Coupons, the Talons and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Noteholders.
(d)    Entitlement of the Trustee
In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Noteholders as a class and shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer or any relevant Guarantor any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders.
12    Enforcement
At any time after the Notes become due and payable, the Trustee may, at its discretion and without further notice, take such steps or actions or institute such proceedings against the Issuer and/or any relevant Guarantor as it may think fit to enforce the terms of the Trust Deed, the Notes and the Coupons, but it need not take any such steps, actions or proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least one-quarter in nominal amount of the Notes outstanding, and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. No Noteholder or Couponholder may proceed directly against the Issuer or any relevant Guarantor unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.
13    Indemnification of the Trustee
The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee is entitled to enter into business transactions with the Issuer, any Guarantor and any entity related to the Issuer or any Guarantor without accounting for any profit.
14    Replacement of Notes, Certificates, Coupons and Talons
If a Note, Certificate, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange or other relevant authority regulations, at the specified office of the Issuing and Paying Agent (in the case of Bearer Notes, Coupons or Talons) and of the Registrar (in the case of Certificates) or such other Paying Agent or Transfer Agent, as the case may be, as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Noteholders, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Note, Certificate, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Notes, Certificates, Coupons or further Coupons) and otherwise as the Issuer and the Issuing and Paying Agent may require. Mutilated or defaced Notes, Certificates, Coupons or Talons must be surrendered before replacements will be issued.

15    Further Issues

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The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further securities either having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest on them) and so that such further issue may be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Notes. Any further securities forming a single series with the outstanding securities of any series (including the Notes) constituted by the Trust Deed or any deed supplemental to it shall, and any other securities may (with the consent of the Trustee), be constituted by the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of securities of other series where the Trustee so decides.
16    Notices
Notices to the holders of Registered Notes shall be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing. Notices to the holders of Bearer Notes shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times). If in the opinion of the Trustee any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above.
Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with this Condition.
17    Contracts (Rights of Third Parties) Act 1999
No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.
18    Governing Law and Jurisdiction
(a)    Governing Law
The Trust Deed, the Notes, the Coupons and the Talons and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.
(b)    Jurisdiction
The Courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with any Notes, Coupons or Talons and accordingly any legal action or proceedings arising out of or in connection with any Notes, Coupons or Talons may be brought in such courts.
19    Definitions
In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below:
“2005 Bonds” means the principal amount of U.S.$750,000,000 5.625 per cent. Senior Unsecured Notes due 2015, U.S.$350,000,000 6.500 per cent. Senior Unsecured Notes due 2035 and £400,000,000 5.750 per cent. Senior Unsecured Notes due 2017 issued pursuant to the indenture dated 20 October 2005 among Sky Finance, as issuer, Sky, Sky UK and Sky Subscribers, as initial guarantors, and The Bank of New York (now known as The Bank of New York Mellon), as trustee.
“2008 Bonds” means: (i) the principal amount of U.S.$750,000,000 6.10 per cent. Senior Unsecured Notes due 2018 issued pursuant to the indenture dated 15 February 2008 among Sky as issuer, Sky UK, Sky

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Finance, BSkyB Investments and BSkyB Publications as initial guarantors and The Bank of New York Mellon as trustee; and (ii) the principal amount of U.S.$600,000,000 9.5 per cent. Senior Unsecured Notes due 2018 issued pursuant to the indenture dated 24 November 2008 among Sky, as issuer, Sky UK, Sky Finance, BSkyB Investments, BSkyB Publications, Sky In-Home Service Limited (“Sky In-Home”) and Sky Subscribers as initial guarantors and The Bank of New York Mellon as trustee.
“2012 Bonds” means the principal amount of U.S.$800,000,000 3.125 per cent. Senior Unsecured Notes due 2022 issued pursuant to a supplemental indenture dated 14 November 2012 among Sky as issuer, Sky UK, Sky Finance, Sky In-Home and Sky Subscribers as guarantors and The Bank of New York Mellon as trustee, which supplements and amends the indenture dated 24 November 2008 among Sky as issuer, Sky UK, Sky Finance, BSkyB Investments, BSkyB Publications, Sky In-Home and Sky Subscribers as initial guarantors and The Bank of New York Mellon as trustee.
“Business Day” means:
(i)    in the case of a currency other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency; and/or
(ii)    in the case of euro, a day on which the TARGET system is operating (a “TARGET Business Day”); and/or
(iii)    in the case of a currency and/or one or more Business Centres a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in such currency in the Business Centre(s) or, if no currency is indicated, generally in each of the Business Centres.
“Calculation Amount” has the meaning as specified hereon.
“Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 90 days after the Change of Control (or such longer period for which the Notes are under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration).
“Consolidated Net Tangible Assets”, means the total amount of assets of the Group including deferred pension costs included within total assets, and deferred tax assets, after deducting therefrom:
(a)    all current liabilities (excluding any Finance Lease Obligation classified as a current liability);
(b)    all goodwill, trade names, trade marks, patents, unamortised debt discount and financing costs; and
(c)    appropriate adjustments on account of minority interests of other Persons holding shares in any Subsidiary, all as set forth in the most recent consolidated balance sheet of the Group (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with IFRS.
“Day Count Fraction” means, in respect of the calculation of an amount of interest on any Note for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period or Interest Accrual Period, the “Calculation Period”):
(i)    if “Actual/Actual” or “Actual/Actual - ISDA” is specified hereon, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

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(ii)    if “Actual/365 (Fixed)” is specified hereon, the actual number of days in the Calculation Period divided by 365;
(iii)    if “Actual/360” is specified hereon, the actual number of days in the Calculation Period divided by 360;
(iv)    if “30/360”, “360/360” or “Bond Basis” is specified hereon, the number of days in the Calculation Period divided by 360 calculated on a formula basis as follows:

Day Count Fraction	[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)
360
where:
“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;
“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;
“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and
“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;
(v)    if “30E/360” or “Eurobond Basis” is specified hereon, the number of days in the Calculation Period divided by 360 calculated on a formula basis as follows:

Day Count Fraction	[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)
360
where:
“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;
“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;
“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and
“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30;
(vi)    if “30E/360 (ISDA)” is specified hereon, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction	[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)
360
where:
“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

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“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;
“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and
“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30; and
(vii)    if “Actual/Actual-ICMA” is specified hereon:
(a)    if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Calculation Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year; and
(b)    if the Calculation Period is longer than one Determination Period, the sum of:
(x)    the number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year; and
(y)    the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year, where:
“Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date; and
“Determination Date” means the date(s) specified as such hereon or, if none is so specified, the Interest Payment Date(s).
“Early Redemption Amount” has the meaning as specified hereon.
“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended.
“Extraordinary Resolution” has the meaning given in the Trust Deed.
“Final Redemption Amount” has the meaning as specified hereon.
“Finance Lease Obligation” means any indebtedness or other obligation of a Person under a lease treated as a finance lease in accordance with IFRS as amended, superseded or substituted in accordance with IFRS.
“Group” means Sky and its consolidated subsidiaries which are consolidated under IFRS.
“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standard Board, as endorsed by the European Commission and applied by Sky on a consistent basis or any other body of generally accepted accounting principles as may be required to be applied by Sky in accordance with the rules of any relevant regulatory body, as so applied.

29016-2-v8.0                                             70-40568552

“Indebtedness” of any Person as at the relevant date means, and without duplication, any obligation for or in respect of:
(i)    money borrowed or raised (whether or not for a cash consideration and whether or not the recourse of the lender is to the whole of the assets of such Person or only a portion thereof) and premiums (if any) and capitalised interest (if any) in respect thereof;
(ii)    any debenture, bond, note, loan, stock or similar instrument (whether or not issued or raised for a cash consideration);
(iii)    liabilities of such Person in respect of any letter of credit (other than in respect of Trade Payables), bankers’ acceptance or note purchase facility or any liability with respect to any recourse receivables purchase, factoring or discounting arrangement;
(iv)    Finance Lease Obligations (whether in respect of buildings, machinery, equipment or otherwise);
(v)    any deferred purchase or conditional sale agreement or arrangement or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to any Finance Lease Obligation), except any such balance which represents a Trade Payable;
(vi)    net liabilities in respect of any Interest Rate Protection Agreements (but only to the extent that such liabilities are secured by the posting of cash collateral);
(vii)    all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Redeemable Stock of such Person or any warrants, rights or options to acquire such Redeemable Stock valued, in the case of Redeemable Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends;
(viii)    direct or indirect guarantees of all Indebtedness of other Persons referred to in clauses (i) to (vii) (inclusive) above or legally binding agreements by any Person:
(a)    to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, or
(b)    to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness, or
(c)    to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or
(d)    otherwise to assure in a legally binding manner any Person to whom Indebtedness is owed against loss; and
(ix)    all Indebtedness of the types referred to in clauses (i) to (viii) (inclusive) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance on any asset owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.
The amount of Indebtedness of any Person at any date shall be (without duplication) (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (ii), in the case of Indebtedness of others, secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

29016-2-v8.0                                             70-40568552

“Interest Accrual Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date.
“Interest Amount” means:
(i)    in respect of an Interest Accrual Period, the amount of interest payable per Calculation Amount for that Interest Accrual Period and which, in the case of Fixed Rate Notes, and unless otherwise specified hereon, shall mean the Fixed Coupon Amount or Broken Amount specified hereon as being payable on the Interest Payment Date ending the Interest Period of which such Interest Accrual Period forms part; and
(ii)    in respect of any other period, the amount of interest payable per Calculation Amount for that period.
“Interest Commencement Date” means the Issue Date or such other date as may be specified hereon.
“Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such hereon or, if none is so specified, (i) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (ii) the day falling two Business Days in London for the Specified Currency prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor euro or (iii) the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is euro.
“Interest Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.
“Interest Period Date” means each Interest Payment Date unless otherwise specified hereon.
“Interest Rate Protection Agreements” of any Person is defined as the obligations of such Person pursuant to any interest rate swap agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.
“ISDA Definitions” means the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., unless otherwise specified hereon.
“Lien” means any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge, or other security interest or encumbrance of any kind (including any unconditional agreement to give security interest).
“Margin” has the meaning as specified hereon.
“Maximum Rate of Interest” has the meaning as specified hereon.
“Maximum Redemption Amount” has the meaning as specified hereon.
“Minimum Rate of Interest” has the meaning as specified hereon.
“Minimum Redemption Amount” has the meaning as specified hereon.
A “Negative Rating Event” shall be deemed to have occurred if at such time as there is no rating assigned to the Notes by a Rating Agency (i) the Issuer does not, either prior to, or not later than 21 days after, the occurrence of the Change of Control seek, and thereafter throughout the Change of Control Period use all reasonable endeavours to obtain, a rating of the Notes, or any other unsecured and unsubordinated debt of the Issuer or (ii) if the Issuer does so seek and use such endeavours, it is unable to obtain such a rating of at least investment grade by the end of the Change of Control Period.

29016-2-v8.0                                             70-40568552

“Optional Redemption Amount” has the meaning as specified hereon.
“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organisation or government or any agency or political subdivision thereof.
“Rate of Interest” means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions hereon.
“Rating Agency” means Moody’s Investors Service Ltd. (“Moody’s”), Standard & Poor’s Credit Market Services Europe Ltd. (“S&P”) or Fitch Ratings Limited (“Fitch”) or any of their respective successors or any rating agency (a “Substitute Rating Agency”) substituted for any of them by the Issuer from time to time with the prior written approval of the Trustee.
“Redeemable Stock” means any equity security that by its terms or otherwise is required to be redeemed prior to the maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to maturity of the Notes.
“Redemption Amount” means, as appropriate, the Final Redemption Amount, the Early Redemption Amount, the Optional Redemption Amount or such other redemption amount as may be specified hereon.
“Reference Banks” means, in the case of a determination of LIBOR, the principal London office of four major banks in the London inter-bank market and, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Calculation Agent or as specified hereon.
“Reference Rate” means the rate specified as such hereon.
“Relevant Indebtedness” means any Indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which is, or is intended to be, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market).
“Relevant Potential Change of Control Announcement” means any public announcement or statement by the Issuer, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 90 days following the date of such announcement or statement, a Change of Control occurs.
“Relevant Screen Page” means such page, section, caption, column or other part of a particular information service as may be specified hereon or any successor page.
“Revolving Credit Facility” means the £750,000,000 revolving credit facility for Sky, guaranteed by certain subsidiaries of Sky dated as of 19 June 2009, as amended, supplemented or otherwise modified from time to time by the parties thereto, or any refinancing, refunding, renewal or substitution thereof.
“Specified Currency” means the currency specified as such hereon or, if none is specified, the currency in which the Notes are denominated.
“Specified Interest Payment Dates” means such dates as may be specified hereon.
“Subsidiary” means, from time to time, a subsidiary of Sky within the meaning of Section 1159 of the Companies Act 2006.
“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor thereto.
“Trade Payables” of any Person means as accounts payable or any other Indebtedness or monetary obligations to trade creditors created, assumed or guaranteed by such Person or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services.

29016-2-v8.0                                             70-40568552

29016-2-v8.0                                             70-40568552

EXECUTION CLAUSES
The Issuers
Executed as a Deed by
SKY PLC (formerly known as British Sky Broadcasting Group plc)
_______________________         (Signature)

_______________________        (Name)

in the presence of:

_______________________        (Signature of witness)

_______________________        ( Name of witness)

_______________________        ( Address of witness)

_______________________

_______________________

Executed as a Deed by
SKY GROUP FINANCE PLC (formerly known as BSkyB Finance UK plc)
_______________________         (Signature)

_______________________        (Name)

in the presence of:

_______________________        (Signature of witness)

_______________________        ( Name of witness)

_______________________        ( Address of witness)

_______________________

_______________________

29016-2-v8.0                                             70-40568552

The Initial Guarantors
Executed as a Deed by
SKY PLC (formerly known as British Sky Broadcasting Group plc)
_______________________         (Signature)

_______________________        (Name)

in the presence of:

_______________________        (Signature of witness)

_______________________        ( Name of witness)

_______________________        ( Address of witness)

_______________________

_______________________

Executed as a Deed by
SKY GROUP FINANCE PLC (formerly known as BSkyB Finance UK plc)
_______________________         (Signature)

_______________________        (Name)

in the presence of:

_______________________        (Signature of witness)

_______________________        ( Name of witness)

_______________________        ( Address of witness)

_______________________

_______________________

29016-2-v8.0                                             70-40568552

Executed as a Deed by
SKY UK LIMITED (formerly known as British Sky Broadcasting Limited)
_______________________         (Signature)

_______________________        (Name)

in the presence of:

_______________________        (Signature of witness)

_______________________        ( Name of witness)

_______________________        ( Address of witness)

_______________________

_______________________

Executed as a Deed by

SKY SUBSCRIBERS SERVICES LIMITED

_______________________         (Signature)

_______________________        (Name)

in the presence of:

_______________________        (Signature of witness)

_______________________        ( Name of witness)

_______________________        ( Address of witness)

_______________________

_______________________

29016-2-v8.0                                             70-40568552

Executed as a Deed by
SKY IN-HOME SERVICE LIMITED
_______________________         (Signature)

_______________________        (Name)

in the presence of:

_______________________        (Signature of witness)

_______________________        ( Name of witness)

_______________________        ( Address of witness)

_______________________

_______________________

29016-2-v8.0                                             70-40568552

The Acceding Guarantor

Executed as a Deed by

SKY TELECOMMUNICATIONS SERVICES LIMITED

_______________________         (Signature)

_______________________        (Name)

in the presence of:

_______________________        (Signature of witness)

_______________________        ( Name of witness)

_______________________        ( Address of witness)

_______________________

_______________________

29016-2-v8.0                                             70-40568552

The Trustee
Executed as a Deed by
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED
acting by its two lawful attorneys:
_______________________         (Signature) Attorney

_______________________        (Name)

_______________________         (Signature) Attorney

_______________________        (Name)

in the presence of:

_______________________        (Signature of witness)

_______________________        ( Name of witness)

_______________________        ( Address of witness)

_______________________

_______________________

29016-2-v8.0                                             70-40568552